Exhibit 4.5


This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary.

                          HVIDE MARINE INCORPORATED
                                                      CUSIP 448515 AA 4
                                                       $118,553,500

6 1/2% Convertible Subordinated Debenture due June 15, 2012

NO. 1

         Hvide Marine Incorporated, a corporation organized and existing under the laws of Florida (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________________, or registered assigns, the principal sum of _______________________ on June 15, 2012 and to pay interest plus Additional Interest, Additional Sums and Liquidated Damages, if any, on said principal sum from June 27, 1997 or from the most recent Interest Payment Date on which interest has been paid or duly provided for, quarterly until the principal hereof is paid or duly provided for or made available for payment subject to deferral as set forth herein in arrears on January 1, April 1, July 1 and October 1 of each year, (each such date, an "Interest Payment Date") commencing October 1, 1997 at the rate of six and one-half (6 1/2%) per annum, until the principal hereof shall have become due and payable, and thereafter such interest shall be payable on demand.

         Reference is hereby made to the further provisions of this Debenture as set forth herein, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Indenture Trustee, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                                HVIDE MARINE INCORPORATED

         [Seal]                                 By:
                                                Title:

         Attest:


         Title:

         This Debenture is one of a duly authorized issue of Debentures of the Company (herein called the "Debentures") limited to the aggregate principal amount of $118,553,500, issued and to be issued under an Indenture, dated as of June 27, 1997 (herein called the "Indenture"), between the Company and The Bank of New York, as Indenture Trustee (herein called the "Indenture Trustee," which term includes any successor Indenture Trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Indenture Trustee, the Company and the Holders of the Debentures, and of the terms upon which the Debentures are, and are to be, authenticated and delivered. All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Debenture is not a Business Day, then a payment of the interest on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable, except that if any Interest Payment Date is in the next succeeding calendar year, then such payment shall be made on the immediately preceeding Business Day. A "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Indenture Trustee, or the principal office of the Trustee under the Declaration is closed for business. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures, as defined in the Indenture is registered at the close of business on the Regular Record Date for such interest installment, which shall be the date which is the fifteenth day preceding such Interest Payment Date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Indenture Trustee, notice whereof shall be given to Holders of Debentures not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         So long as no Event of Default under the Indenture has occurred and is continuing, the Company shall have the right under the Indenture, at any time and from time to time, to defer the payment of interest (including any Additional Sums or Liquidated Damages) on the Debentures for up to 20 consecutive quarters with respect to each deferral period (each such deferral period an "Extension Period"), during which periods the Company shall have the right not to make payments of interest on any Interest Payment Date, at the end of which the Company shall pay all interest then accrued and unpaid (together with Additional Interest, Additional Sums and Liquidated Damages, if any, thereon to the extent permitted by applicable law); provided, that during any such Extension Period, the Company shall not, and shall not permit any Subsidiary to, (a) declare or pay any dividends or distributions on or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of the Company's Capital Stock or (b) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of the Company that rank pari passu with or junior to the Debentures (other than (i) any dividend, redemption, liquidation, interest, principal or guarantee payment by the Company where the payment is made by way of securities (including Capital Stock) that rank pari passu with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made, (ii) payments under the Guarantee, (iii) purchases of Class A Common Stock related to the issuance of Class A Common Stock under any of the Company's benefit plans for its directors, officers or employees, (iv) as a result of a reclassification of the Company's Capital Stock or the exchange or conversion of one series or class of the Company's Capital Stock for another series or class of the Company's Capital Stock and (v) the purchase of fractional interests in shares of the Company's Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged). Prior to the termination of any such Extension Period the Company may further extend the interest payment period, provided that no Extension Period shall exceed 20 consecutive quarters or extend beyond the Stated Maturity of this Debenture. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest, any Additional Interest, any Additional Sums, any Liquidated Damages and other amounts then due, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest including Additional Interest, Additional Sums and Liquidated Damages, if any, shall be due and payable during an Extension Period except at the end thereof. The Company shall give the Indenture Trustee and the commercial bank or trust company identified as trustee under the Declaration of Trust (the "Declaration") forming Hvide Capital Trust (the "Trust") notice of its election to begin any Extension Period at least one Business Day prior to the earlier of
(i) the record date for the date the distributions on the Preferred Securities (or if no Preferred Securities are outstanding, for the date interest on the Debentures) would have been payable except for the election to begin such Extension Period and (ii) the date the trustee of the Trust is (or if no Preferred Securities are outstanding, the Indenture Trustee is) required to give notice to The Nasdaq National Market or other applicable self-regulatory organizations or to holders of such Preferred Securities (or, if no Preferred Securities are outstanding, to the holders of such Debentures) of such election.

         Payment of the principal of (and premium, if any) and interest on this Debenture will be made [Insert, if a global security is issued: to the Depositary Trust Company or its nominee] [Insert if securities in definitive form are issued: at the Corporate Trust Office of the Indenture Trustee in the City of New York or at the office or agency of the Paying Agent or Paying Agents as the Company may designate maintained for that purpose in the United States], in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the Regular Record Date.

         The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and subject in right of payments to the prior payment in full of all Senior Debt (as defined in the Indenture), and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (i) agrees to and shall be bound by such provisions, (ii) authorizes and directs the Indenture Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (iii) appoints the Indenture Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         At any time on or after July 2, 2000, the Company may, at its option, subject to the terms and conditions of Article 11 of the Indenture, redeem this Debenture in whole at any time or in part from time to time, at the Redemption Prices set forth in Section 11.7 of the Indenture.

         In the event of redemption of this Debenture in part only, a new Debenture or Debentures for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         If a Special Event shall occur and be continuing, this Debenture shall be exchangeable for Preferred Securities in accordance with Section 11.8 of the Indenture or, in certain circumstances, redeemable by the Company in accordance with Section 11.7 of the Indenture.

         Subject to the terms and conditions set forth in Article 13 of the Indenture, this Debenture is convertible, at the option of the Holder hereof, into shares of Class A Common Stock (and/or such other cash, securities or property as then provided for by the Indenture). In order to maintain the eligibility of the Company to operate vessels in the U.S. domestic trade, 75% of the outstanding Capital Stock and voting power of the Company is required to be held by U.S. citizens. As a result of this requirement, any non-citizen holder of the Preferred Securities or the Debentures will, to the extent the conversion thereof into shares of the Company's Class A Common Stock would cause more than 25% of the Company's outstanding Common Stock to be held by non-citizens, be unable to convert such Preferred Securities or Debentures into shares of Class A Common Stock and will be required to sell its Preferred Securities or Debentures to U.S. citizens in order to realize the economic benefits, if any, of conversion.

         If an Event of Default shall occur and be continuing, the principal of the Debentures may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         As provided in and subject to the provisions of the Indenture, if an Event of Default occurs and is continuing, then and in every such case the Indenture Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debentures may declare the principal amount of all the Debentures to be due and payable immediately, by a notice in writing to the Company (and to the Indenture Trustee if given by Holders), provided that, if upon an Event of

Default, the Indenture Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debentures fail to declare the principal of all the Debentures to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the Preferred Securities then outstanding shall have such right by a notice in writing to the Company and the Indenture Trustee; and upon any such declaration such principal amount (or specified amount) of and the accrued interest (including any Additional Interest, Additional Sums and any Liquidated Damages) on all the Debentures shall become immediately due and payable, provided that the payment of principal and interest (including any Additional Interest, Additional Sums and any Liquidated Damages) on such Debentures shall remain subordinated to the extent provided in Article 12 of the Indenture.

         The Indenture contains provisions for satisfaction, discharge and defeasance of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company an the rights of the Holders of the Debentures to be affected under the Indenture at any time by the Company and the Indenture Trustee with the consent of the Holders of a majority in principal amount of the Debentures. In addition, without the consent of any Holder of a Debenture, the Indenture and the Debentures may be amended and supplemented to cure any ambiguity or inconsistency, make other changes which will not adversely affect in any material aspect the rights of the Holders or certain other matters specified in the Indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Debentures at the time Outstanding, on behalf of the Holders of all Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences, and, should the Holders of the Debentures fail to annul and rescind such declaration, the holders of a majority in liquidation amount of the Preferred Securities then outstanding shall have the right. Any such consent or waiver shall be conclusive and binding upon the Holder of this Debenture and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or wavier is made upon this Debenture.

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest (including Additional Interest, if any, Additional Sums, if any, and Liquidated Damages, if any) on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed.

         The holders of the Preferred Securities, the Debentures, the Guarantee and the shares of Class A Common Stock of the Company issuable upon conversion of the Preferred Securities and Debentures (collectively, the "Registrable Securities") are entitled to the benefits of a Registration Rights Agreement, dated as of June 27, 1997, among the Trust, the Company and the Purchasers (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Company and the Trust have agreed for the benefit of the holders of Registrable Securities that

(i) the Company and the Trust will, at the Company's cost, within 90 days after the date of issuance of the Registrable Securities, file a shelf registration statement (the "Shelf Registration Statement ") with the Commission with respect to the resales of the Registrable Securities, (ii) the Company will use its best efforts to cause such Shelf Registration Statement to be declared effective by the Commission within 150 days after the date of issuance of the Registrable Securities and (iii) the Company will use its best efforts to maintain such Shelf Registration Statement continuously effective under the Securities Act until the second anniversary of the date of issuance of the Registrable Securities or such earlier date as is provided in the Registration Rights Agreement (the "Effectiveness Period"). The Company will be permitted to suspend the use of the prospectus (which is a part of the Shelf Registration Statement) in connection with sales of Registrable Securities by holders during certain periods of time under certain circumstances relating to pending corporate developments relating to the Company and public filings with the Commission and similar events.

         If (i) on or prior to 90 days following the date of original issuance of the Registrable Securities, a Shelf Registration Statement has not been filed with the Commission, or (ii) on or prior to the 150th day following such original issuance of the Registrable Securities, such Shelf Registration Statement is not declared effective (each such event a "Registration Default"), additional interest ("Liquidated Damages") will accrue on the Debentures from and including the day following such Registration Default until such time as such Shelf Registration Statement is filed or such shelf Registration Statement is declared effective, as the case may be. Liquidated Damages will be paid quarterly in arrears (subject to the Company's ability to defer payment of Liquidated Damages during any Extension Period), with the first quarterly payment due on the first Interest Payment Date following the date on which such Liquidated Damages begin to accrue, and will accrue at a rate per annum equal to an additional 0.25% of the principal amount to and including the 90th day following such Registration Default and 0.50% thereof from and after the 91st day following such Registration Default. In the event that during the Effectiveness Period the Shelf Registration Statement ceases to be effective, or the Company suspends the use of the prospectus which is a part thereof, for more than 90 days, whether or not consecutive, during any 12-month period then the interest rate borne by the Debentures will increase by an additional 0.50% per annum from the 91st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective or the Company suspends the use of the prospectus which is a part thereof, as the case may be, until the earlier of such time as (i) the Shelf Registration Statement again becomes effective, (ii) the use of the related prospectuses ceases to be suspended or (iii) the Effectiveness Period expires.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Securities Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company maintained under Section 10.2 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Debenture for registration of transfer, the Company, the Indenture Trustee and any agent of the Company or the Indenture Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

         The Debentures are issuable only in registered form without coupons in denominations of $50 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

         The Company and, by its acceptance of this Debenture or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Debenture agree that for United States Federal, state and local tax purposes it is intended that this Debenture constitute indebtedness.

         A director, officer, employee, stockholder or incorporator of the Company shall not have any liability for any obligations of the Company under this Debenture or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting this Debenture waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Debenture.

         THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2),
(3) OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR") OR
(C) IT IS NOT U.S. PERSON AND IS ACQUIRING THE SECURITY EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OR EXCHANGE OF SUCH SECURITY EXCEPT (A) TO HVIDE MARINE INCORPORATED OR A SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) INSIDE THE UNITED STATES TO AN

INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE FOR THE PREFERRED SECURITIES OR THE DEBENTURES, AS THE CASE MAY BE, (OR, IF THIS CERTIFICATE EVIDENCES COMMON STOCK, THE TRANSFER AGENT FOR THE COMMON STOCK), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITY EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE OR TRANSFER AGENT), (E) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (F) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE FOR THE PREFERRED SECURITIES OR THE DEBENTURES, AS THE CASE MAY BE (OR, IF THIS CERTIFICTE EVIDENCES COMMON STOCK, SUCH HOLDER MUST FURNISH TO THE TRANSFER AGENT SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT). IF THIS CERTIFICATE DOES NOT EVIDENCE COMMON STOCK AND IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR A PURCHASER WHO IS NOT A U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE FOR THE PREFERRED SECURITIES OR THE DEBENTURES, AS THE CASE MAY BE, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS HVIDE MARINE INCORPORATED OR THE TRUST MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATIONS UNDER THE SECURITIES ACT.

         THE INDENTURE AND THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

         This is one of the Debentures designated therein referred to in the within mentioned

Indenture.

THE BANK OF NEW YORK,

as Indenture Trustee


By:

Authorized Signatory

Dated: